As filed with the Securities and Exchange Commission on March 10, 2005

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

                          Delaware                           41-1659606
                         (State or other jurisdiction                   (I.R.S. Employer
                        of incorporation or organization)                  Identification Number)

1641 Popps Ferry Road
Biloxi, Mississippi 39532
(228) 396-7000
(Address, including zip code, and telephone number,
including area code, of principal executive offices)

ISLE OF CAPRI CASINOS, INC.
2005 DEFERRED COMPENSATION PLAN
NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
CASINO AMERICA, INC. DEFERRED COMPENSATION PLAN
(Full titles of the plans)

Send to:
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer
Isle of Capri Casinos, Inc.
1641 Popps Ferry Road
Biloxi, Mississippi 39532
(228) 396-7000
(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered(1)(2)(3)	Proposed Maximum Offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Common Stock, $0.01 par value	125,000	$28.40	$3,550,000	$418.00

(1) In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) An aggregate of 50,000 shares to be issued under the Non-Employee Directors’ Deferred Compensation Plan and an aggregate of 75,000 shares to be issued under the 2005 Deferred Compensation Plan and the Casino America, Inc. Deferred Compensation Plan.

(3)  This registration statement shall, in accordance with Rule 416 under the 1933 Act be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to paragraphs of (c) and h) of Rule 457 under the 1933 Act and computed on the basis of the average of the high and low sales prices per share of the Registrant’s common stock, as reported on The Nasdaq Stock Market on March 9, 2005.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the 1933 Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

* Item 1. Plan Information.

* Item 2. Registrant Information and Employee Plan Annual Information.

* The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the 1933 Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed below have been filed with the Securities and Exchange Commission (the “Commission”) by Isle of Capri Casinos, Inc. (the “Company”) and are incorporated herein by reference:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended April 25, 2004, filed with the Commission on June 29, 2004;

(2) The Company’s Quarterly Reports on Form 10-Q for the quarters ended July 25, 2004 filed with the Commission on August 26, 2004, October 24, 2004 filed with the Commission on December 1, 2004 and January 23, 2005 filed with the Commission on March 1, 2005;

(3) The Company’s Current Reports on Form 8-K, filed with the Commission on November 24, 2004, December 6, 2004, December 23, 2004 and February 10, 2005;

(4) The description of the Company’s common stock, $0.01 par value, contained in Form S-3, Reg. No. 333-9653, as filed with the Commission on October 3, 1996, by Casino Americas, Inc., the Company’s predecessor.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing by the Company of a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Allan B. Solomon is Executive Vice President and General Counsel of the Company. As of March 10, 2005, Mr. Solomon owned 385,785 shares of common stock of the Company, including 219,699 shares issuable upon exercise of stock options that are exercisable within 60 days of the date hereof. Mr. Solomon is eligible to participate in the 2005 Deferred Compensation Plan and participated in the Casino America, Inc. Deferred Compensation Plan.

Item 6.  Indemnification of Directors and Officers.

(a) Section 145 of the Delaware General Corporation Law (the “Delaware GCL”) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws.

(b) Article 8 of the Certificate of Incorporation of the Company provides for indemnification of directors and officers to the fullest extent permitted by law. The Company presently maintains director’s and officer’s insurance with limits up to $20.0 million.

(c) In accordance with Section 102(b)(7) of the Delaware GCL, the Company’s Certificate of Incorporation provides that directors shall not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the Delaware GCL (unlawful payment of dividends), or (4) transactions from which a director derives an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Incorporated by reference to the Exhibit Index attached hereto.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent) post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Biloxi, Mississippi, on this 10th day of March, 2005.

ISLE OF CAPRI CASINOS, INC.

By: /s/ Bernard Goldstein
                                                                                                                       Bernard Goldstein
                                                                                                                       Chairman of the Board, Chief
                                                                                                                       Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Bernard Goldstein and Rexford A. Yeisley, and each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933 and other federal and state securities laws, in connection with the Isle of Capri Casinos, Inc. 2005 Deferred Compensation Plan and the Isle of Capri Casinos, Inc. Non-Employee Directors’ Deferred Compensation Plan and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature     Title     Date

/s/ Bernard Goldstein            Chairman of the Board, Chief                    March 10, 2005
Bernard Goldstein                 Executive Officer and Director
                                                  (Principal Executive Officer)

/s/Rexford A. Yeisley         Senior Vice President, Chief                              March 10, 2005
Rexford A. Yeisley   Financial Officer, Treasurer
                                                and Assistant Secretary
                                                (Principal Financial and
                                                 Accounting Officer)

/s/ Emanuel Crystal  Director                                                                 March 10, 2005
Emanuel Crystal

/s/ Robert S. Goldstein         Director                                                                March 10, 2005
Robert S. Goldstein

/s/ Alan J. Glazer       Director                                                                March 10, 2005
Alan J. Glazer

/s/ W. Randolph Baker        Director                                                                 March 10, 2005
W. Randolph Baker

/s/ Jeffrey D. Goldstein       Director                                                                  March 10, 2005
Jeffrey D. Goldstein

/s/ John Brackenbury        Director                                                                  March 10, 2005
John Brackenbury

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Biloxi, Mississippi, on this 10th day of March, 2005.

ISLE OF CAPRI CASINOS, INC.
2005 DEFERRED COMPENSATION PLAN

CASINO AMERICA, INC. DEFERRED COMPENSATION PLAN

         By: /s/ Robert F. Boone
                                                                                                                                Robert F. Boone
                                                                                                                                Vice President of Human Resources and Risk Management
                                                                                                                                (Plan Administrator)

EXHIBIT INDEX

                            Exhibit
                            Number   Document Description

                                 4.1    Certificate of Incorporation of Casino America, Inc. (1)

                                 4.2    Amendment to Certificate of Incorporation of Casino America, Inc. (2)

                                 4.3    By-laws of Casino America, Inc. (1)

 4.4    Amendments to By-laws of Casino America, Inc., dated February 7, 1997 (3)

 4.5    Rights Agreement, dated as of February 7, 1997, between Casino America, Inc. and Norwest Bank Minnesota, N.A., as rights agent (4)

                                 4.6    Specimen Certificate of the Common Stock (5)

  5     Opinion of Allan B. Solomon, Executive Vice President and General Counsel of Isle of Capri Casinos, Inc., regarding the legality of the common stock being registered.

23.1   Consent of Ernst & Young LLP

23.2   Consent of Allan B. Solomon (included in Exhibit 5).

24     Power of Attorney (included on the signature pages to this registration statement).

99.1   Isle of Capri Casinos, Inc. 2005 Deferred Compensation Plan (6)
99.2    Isle of Capri Casinos, Inc. Nonemployee Director Deferred Compensation Plan (6)
99.3    Casino America, Inc. Deferred Compensation Plan effective June 1, 1995 (6).
___________________
(1) Filed as an exhibit to Casino America, Inc.’s Registration Statement on Form S-1 filed September 3, 1993, as amended (Reg. No. 33-68434), and incorporated herein by reference

(2) Filed as an exhibit to Casino America, Inc.’s Proxy Statement for the fiscal year ended April 26, 1998 (File No. 0-20538) and incorporated herein by reference.

(3) Filed as an exhibit to Isle of Capri Casinos, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 27, 1997 (File No. 0-20538) and incorporated herein by reference

(4) Filed as an exhibit to Casino America, Inc.’s Current Report on Form 8-K filed on February 14, 1997 (File No. 0-20538) and incorporated herein by reference.

(5) Filed as an exhibit to Casino America, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 30, 1992 (File No. 0-20538) and incorporated herein by reference.

(6) Filed as an exhibit to Isle of Capri Casinos, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 23, 2005 (File No. 0-20538) and incorporated herein by reference.